EXHIBIT 99.1

COMMUNITY
CAPITAL                                              NEWS
CORPORATION                                          RELEASE
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For Further Information:
R. Wesley Brewer, Executive VP/CFO
864/941-8290 or email: wbrewer@capitalbanksc.com
Lee Lee M. Lee, Investor Relations
864-941-8242 or email: llee@capitalbanksc.com


May 16, 2001

FOR IMMEDIATE RELEASE

            COMMUNITY CAPITAL CORPORATION DECLARES 5% STOCK DIVIDEND

GREENWOOD, SC - Community Capital Corporation (AMEX:CYL) announced a 5% stock dividend payable by June 20, 2001 to shareholders of record as of May 30, 2001.

William G. Stevens, President and Chief Executive Officer, stated, "This is the company's seventh stock dividend and reflects the continued success of our banking company."

Community Capital Corporation has $353 million in total assets and 12 banking offices throughout the state of South Carolina. Community Capital Corporation's common stock trades on the American Stock Exchange under the symbol "CYL". Additional information about Community Capital Corporation is available on its web site at www.comcapcorp.com.

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from the Company's actual results, see the Company's Annual Report on Form 10-Q for the period ended March 31, 2001.